Exhibit 10.5

First Amendment to Secured Promissory Note

This FIRST AMENDMENT TO SECURED PROMISSORY NOTE (this “Amendment”), dated July 21, 2017, to be effective as of July 31, 2017 (the “Amendment Effective Date”), is by and between Energy 11 Operating Company, LLC, a Delaware limited liability company (“Borrower”), with a mailing address of 5815 N. Western Avenue,  Oklahoma City, Oklahoma 73118, and Kaiser-Francis Management Company, L.L.C., as agent on behalf of all Secured Persons under the Mortgage, with a mailing address of 6733 South Yale Avenue, Tulsa, OK 74136 (together with its successors and assigns, collectively, the “Agent”).
Recitals
A. In connection with a transaction among Borrower, Kaiser Acquisition and Development-Whiting, LLC and various other parties, Borrower executed and delivered to Agent that certain Secured Promissory Note dated March 31, 2017, in the original aggregate principal amount of Thirty Three Million and No/100 Dollars ($33,000,000) (as amended, amended and restated, modified or otherwise supplemented from time to time, collectively, the “Original Note”).
B. Borrower has requested that the Agent and the Secured Persons extend the Maturity Date of the Original Note from August 1, 2017 to June 29, 2018, and make certain other modifications to the Original Note; and
C. Agent and the Secured Persons are agreeable to such request, but only upon the terms and conditions set forth in this Amendment.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.               Defined Terms.  All capitalized terms used herein and not otherwise defined herein shall have the meaning defined in the Original Note.
    Section 2.               Amendments.  In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Original Note shall be extended and amended effective as of the Amendment Effective Date in the manner provided in this Section 2.
2.1 Amended Definitions.
(a)            The definition of “Maturity Date” contained in the opening paragraph of the Original Note is hereby amended to replace the date provided therein with June 29, 2018, and all references in the Original Note and each other Collateral Document to the Maturity Date shall mean and refer to “June 29, 2018”, unless sooner terminated or accelerated pursuant to the Collateral Documents.

(b)            The definition of “Mortgage” contained in the Original Note is hereby amended and restated as follows and shall hereafter be referred to as:

“Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement dated effective as of April 1, 2017, between Borrower and Agent and amended by that certain Amendment and Supplement to Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement dated effective as of July 31, 2017, (as the same may be further amended, modified, supplemented and amended and restated from time to time), collectively, the “Mortgage”.”
2.2 Deleted Definitions.   The definitions of “Net Equity Proceeds Amount” and “Net Equity Proceeds” contained in the Original Note are hereby deleted in their entirety.
2.3 Modifications to Payment Obligations.  The fourth full paragraph of the Original Note is hereby amended and restated in its entirety to read as follows:
“Borrower shall make payments of interest beginning April 30, 2017, and continuing on the last day of each calendar month thereafter until the Maturity Date. In addition to interest payments on the outstanding principal balance of this Note, Borrower shall make mandatory principal payments to the Agent (for the benefit of the Secured Persons) in the amount of (A) One Hundred Thousand Dollars ($100,000.00) on the last Business Day of each of August, September, October, November and December, 2017 (each such date a “2017 Mandatory Repayment Date”) and (B) One Million Dollars ($1,000,000.00) on the last Business Day of each calendar month commencing January  2018, and continuing for February, March, April and May, 2018 and continuing until the Maturity Date (each such date a “2018 Mandatory Repayment Date”; and together with each 2017 Mandatory Repayment Date, collectively, a “Mandatory Repayment Date”).  Concurrently with the payment of each mandatory principal payment required above, Borrower shall deliver to Agent a certificate of the chief financial officer or other financial officer of Borrower in substantially the form of Exhibit A attached hereto certifying as to whether an Event of Default has occurred and, if an Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto.”
2.4 Negative Covenant.  Borrower and Agent acknowledge and confirm that the Negative Covenant Termination has occurred in accordance with the terms of the Original Note and, accordingly, all references in the Original Note or any other Collateral Document to the Negative Covenant, and Borrower’s obligation to comply therewith, shall be null and void and of no further force and effect.
2.5 Compliance Certificate.  The Compliance Certificate attached as Exhibit A to the Original Note is hereby deleted in its entirety and replaced with Exhibit A attached to this Amendment.
Section 3.               Confirmation of Outstanding Principal Balance of the Note.  After giving effect to the principal reduction payment Borrower is required to pay to Agent pursuant to Section 4.2 below as a condition to the effectiveness of this Amendment, the outstanding principal balance of the Note (as amended by this Amendment) will be Six Million Two Hundred Seven  Thousand Three Hundred Fifty Six and No/100 Dollars ($6,207,356.00).

Section 4.               Conditions Precedent.  The effectiveness of this Amendment is subject to the following:
4.1 The Agent shall have received counterparts of this Amendment from the Borrower.
4.2 The Agent shall have received from the Borrower, via federal wire transfer to Agent’s account, a payment in good funds equal to Two Million Dollars ($2,000,000.00) in reduction of the outstanding principal balance of the Note (as amended hereby).
4.3 The Agent shall have received a duly executed Amendment and Supplement to Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement dated as of the Amendment Effective Date (“Mortgage Amendment”), in form and substance acceptable to Agent.
4.4 No Event of Default shall be in existence as of the Amendment Effective Date.
Section 5.               Miscellaneous.
5.1 Confirmation and Effect.  The provisions of the Original Note (as amended by this  Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Amendment, and this Amendment shall not constitute a waiver or amendment of any provision of the Original Note or any other Collateral Document, except as expressly provided for herein. This Amendment is a renewal, extension and modification of the Original Note, and this Amendment is delivered by Borrower in reaffirmation, modification, extension and rearrangement, but not in novation, discharge or extinguishment, of the Original Note. Each reference in the Original Note to “this Note”, “hereunder”, “hereof’, “herein”, or words of like import shall mean and be a reference to the Original Note as amended hereby (and as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time), and each reference to the “Note” in any Collateral Document or any other document, instrument or agreement executed and/or delivered in connection with the Original Note shall mean and be a reference to the Original Note as amended hereby (and as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time). To the extent of any conflict or inconsistency between the terms and conditions as previously set forth in the Original Note, and the terms and conditions as set forth in this Amendment, the terms and conditions as set forth in this Amendment shall govern and control.
5.2 Ratification and Affirmation of Borrower.  Borrower hereby expressly (i) ratifies and affirms its obligations under the Original Note (as amended hereby) and the other Collateral Documents, (ii) agrees that its obligations under the Original Note (as amended hereby) and the other Collateral Documents remain in full force and effect with respect to its obligations thereunder, (iii) represents and warrants to the Agent and each Secured Person that each representation and warranty of Borrower contained in the Original Note and the other Collateral Documents is true and correct in all material respects as of the date hereof and after giving effect to the amendments set forth in Section 2 hereof except (A) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct as of such specified earlier date, and (B) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to material adverse effect, such representation and warranty (as so qualified) shall continue to be true and correct in all respects, (iv) represents and warrants to the Agent and each Secured Person that the execution, delivery and performance by Borrower of this Amendment and the Mortgage Amendment are within Borrower’s limited liability company powers, have been duly authorized by all necessary action and that this Amendment and the Mortgage Amendment constitutes the valid and binding obligation of Borrower enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy or other similar insolvency laws affecting creditor’s rights generally, and (v) represents and warrants to the Agent and each Secured Person that, after giving effect to this Amendment, (1) no Event of Default exists, and (2) no event has occurred which constitutes, or which could reasonably be expected to constitute (whether after delivery of notice, or the passage of time, or both) a material adverse effect on or affecting Borrower or the Mortgaged Property (as defined in the Mortgage).
5.3 Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Amendment by facsimile or electronic (e.g. pdf) transmission shall be effective as delivery of a manually executed original counterpart hereof.
5.4 No Oral Agreement.  This written Amendment and the other Collateral Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties.  There are no subsequent oral agreements between the parties that modify the agreements of the parties in the note and the other Collateral Documents.
5.5 Governing Law.  This Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the state of oklahoma.
5.6 Payment of Expenses.  The Borrower agrees to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with preparing this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent and all mortgage amendment recording and filing fees and expenses.
5.7 Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
5.8 Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
[Signature Pages Follow.]

The parties hereto have caused this Amendment to be duly executed as of the day and year first above written.
BORROWER:
ENERGY 11 OPERATING COMPANY, LLC
By:  /s/ Anthony F. Keating, III
                                       Name: Anthony F. Keating, III
                                        Title:   Co-Chief Operating Officer

AGENT:
KAISER FRANCIS MANAGEMENT COMPANY, L.L.C.

By:  /s/ Don P. Millican
                                       Name:  Don P. Millican
      Title:    President and Manager

SIGNATURE PAGE TO FIRST AMENDMENT TO
SECURED PROMISSORY NOTE

EXHIBIT A
COMPLIANCE CERTIFICATE
The undersigned certifies that he/she is a financial officer of the Borrower named below (the Borrower is referred to herein as the “Company”), and DOES HEREBY FURTHER CERTIFY on behalf of the Company that:
1. He/she has reviewed the terms of that certain Secured Promissory Note dated as of March 31, 2017, by and between the Company and Kaiser-Francis Management Company, L.L.C., as agent on behalf of all Secured Persons under the Mortgage (the “Agent”), as amended by that certain First Amendment to Secured Promissory Note dated effective as of July 31, 2017 (as further amended, supplemented or modified from time to time, the “Note”), including but without limitation the provisions regarding the Company’s obligation to pay to the Agent (for the benefit of the Secured Persons) mandatory principal payments as and when due, and has made, or has caused to be made by employees or agents under his/her supervision, a detailed review of the transactions and conditions of the Company. Capitalized terms not defined herein are defined in the Note;
2. The examinations described in paragraph 1 did not disclose, and he/she has no knowledge of, the existence of any condition or event which constitutes an Event of Default during or at the end of the applicable Mandatory Repayment Date or as of the date of this Compliance Certificate, except as set forth below.
Described below are the exceptions, if any, to paragraph 2 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications are made and delivered this ___ day of __________, 20__.
BORROWER:
ENERGY 11 OPERATING COMPANY, LLC
By: __________________________________
Name: ________________________________
 Title:   ________________________________